Contact:	Mark M. Rothleitner
Vice President
Investor Relations and Treasurer
410-716-3979

Roger A. Young
Vice President
Investor and Media Relations
410-716-3979

FOR IMMEDIATE RELEASE:  Friday, July 24, 2009
Subject:	Black & Decker Announces Second-Quarter 2009 Results; Declares Regular Quarterly Cash Dividend

Towson, MD – The Black & Decker Corporation (NYSE: BDK) today announced that net earnings for the second quarter of 2009 were $38.3 million or $.63 per diluted share, versus $96.7 million or $1.56 per diluted share for the second quarter of 2008.  Sales decreased 27% for the quarter to $1.2 billion, including a negative 5% impact from foreign currency translation.  Net cash generation was $234 million for the second quarter and $111 million year-to-date.

Nolan D. Archibald, Chairman and Chief Executive Officer, commented, “As we expected, demand in our end-markets remained extremely weak in the second quarter.  We continued to actively reduce our cost base, and posted a better operating margin than we had projected.  The success of this effort, combined with a favorable insurance settlement, enabled us to report higher EPS than we forecasted.  We also reduced inventory 28% year-on-year, driving impressive cash generation and improving our liquidity and balance sheet.

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“Sales in the Power Tools and Accessories segment decreased 21% for the quarter.  In the U.S. Industrial Products Group, severe declines in both residential and non-residential construction activity resulted in nearly a 30% sales decrease.  Sales increased at a high single-digit rate in the U.S. Consumer Products Group, as strong shipments of lawn and garden products and the new Porter-Cable® line outweighed decreases in other categories.  Our European sales decreased approximately 30%, similar to the first-quarter trend, with a particularly sharp decline in Eastern Europe.  Sales also declined in other parts of the world, reflecting the ongoing economic and construction slowdown worldwide.  The segment’s operating margin decreased to 6.5%, as aggressive cost control actions and favorable price did not fully offset the impact of lower volume.

“Sales in the Hardware and Home Improvement segment decreased 21% for the quarter.  The U.S. lockset business experienced a double-digit rate of decrease, as weakness in the residential construction channel and at higher price points overshadowed solid results for Kwikset® products at retail.  Sales in the U.S. Price Pfister business decreased more than 30% against a relatively strong quarter in 2008, with declines across all channels.  The segment’s operating margin increased to 11.6%, due to restructuring and productivity initiatives, as well as lower commodity prices.

“Sales decreased 32% for the quarter in the Fastening and Assembly Systems segment, with similar declines in the automotive and industrial divisions.  The automotive industry remained depressed, especially in the U.S., and our results were consistent with global production rates.  Industrial distributors continued to de-stock during the quarter, exacerbating a weak demand environment, particularly outside North America.  The segment’s operating margin decreased to 5.8% due to the sales decline.

“Despite lower earnings, our net cash generation of $111 million year-to-date was $46 million better than the same period in 2008.  We reduced inventory $307 million year-on-year, and $183 million since the end of the first quarter.  We now expect net cash generation in excess of $200 million for the full year, significantly higher than projected net earnings.  This will enhance our already strong liquidity and improve our debt metrics as well.

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“Looking ahead, we expect a sales decline in the third quarter similar to the first half, as most of our end markets will likely remain weak.  We anticipate a narrower sales decline in the fourth quarter, due to some stabilization in the automotive industry and an easier comparison.  For the full year, we expect a sales decline of approximately 24%, including 3 points of unfavorable currency.  We expect to continue controlling costs in response to lower volumes, so our operating margin guidance remains approximately 5% for the year.  Considering both our second-quarter outperformance and the second-half sales outlook, we now expect diluted EPS in the range of $1.65-to-$2.00 for the full year, excluding the first-quarter restructuring charge.  For the third quarter, we expect diluted EPS in the range of $.35-to-$.45.

“Black & Decker’s outstanding team of associates is taking the right steps to get us through this downturn and position the company for growth.  We are taking the tough, but necessary, actions to control costs, reduce production levels and restructure businesses.  At the same time, we are excited about new product opportunities over the next several quarters in outdoor, cordless, and holiday offerings.  These innovative offerings will take advantage of the Black & Decker® and DEWALT® brands, two of the strongest global names in consumer and industrial products.  We are confident that Black & Decker will remain solidly profitable and generate significant cash throughout the global recession, and ultimately deliver outstanding long-term returns to our stockholders.”

The Corporation also announced that its Board of Directors declared a quarterly cash dividend of $.12 per share of the Corporation’s outstanding common stock payable September 25, 2009, to stockholders of record at the close of business on September 11, 2009.

The Corporation will hold a conference call today at 10:00 a.m., E.T., to discuss second-quarter results and the outlook for the remainder of 2009.  Investors can listen to the conference call by visiting http://www.bdk.com and clicking on the icon labeled “Live Webcast.”  Listeners should log-in at least ten minutes prior to the beginning of the event to ensure timely access.  A replay of the call will be available at http://www.bdk.com.

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This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  By their nature, all forward-looking statements involve risks and uncertainties.  For a more detailed discussion of the risks and uncertainties that may affect Black & Decker’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, interested parties should review the “Risk Factors” sections in Black & Decker’s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  Included with this release is a reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.

Black & Decker is a leading global manufacturer and marketer of power tools and accessories, hardware and home improvement products, and technology-based fastening systems.
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THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS
(Dollars in Millions Except Per Share Amounts)

	Three Months Ended
	June 28, 2009	June 29, 2008

SALES	$1,191.4	$1,641.7
Cost of goods sold	819.2	1,104.5
Selling, general, and administrative expenses	301.3	399.5
OPERATING INCOME	70.9	137.7
Interest expense (net of interest income)	22.9	14.8
Other (income) expense	(5.0)	.4
EARNINGS BEFORE INCOME TAXES	53.0	122.5
Income taxes	14.7	25.8
NET EARNINGS	$38.3	$96.7

NET EARNINGS PER COMMON SHARE - BASIC	$.63	$1.58

Shares Used in Computing Basic Earnings Per Share (in Millions)	59.5	60.1

NET EARNINGS PER COMMON SHARE - ASSUMING DILUTION	$.63	$1.56

Shares Used in Computing Diluted Earnings Per Share (in Millions)	59.5	61.1

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS
(Dollars in Millions Except Per Share Amounts)

	Six Months Ended
	June 28, 2009	June 29, 2008

SALES	$2,265.1	$3,137.5
Cost of goods sold	1,552.1	2,082.8
Selling, general, and administrative expenses	604.3	794.1
Restructuring and exit costs	11.9	18.3
OPERATING INCOME	96.8	242.3
Interest expense (net of interest income)	38.8	31.3
Other (income) expense	(4.0)	.4
EARNINGS BEFORE INCOME TAXES	62.0	210.6
Income taxes	18.8	46.5
NET EARNINGS	$43.2	$164.1

NET EARNINGS PER COMMON SHARE - BASIC	$.71	$2.68

Shares Used in Computing Basic Earnings Per Share (in Millions)	59.4	60.3

NET EARNINGS PER COMMON SHARE - ASSUMING DILUTION	$.71	$2.64

Shares Used in Computing Diluted Earnings Per Share (in Millions)	59.4	61.3

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollars in Millions)

	June 28, 2009	December 31, 2008

ASSETS
Cash and cash equivalents	$564.0	$277.8
Trade receivables	929.6	924.6
Inventories	799.3	1,024.2
Other current assets	275.0	377.0
TOTAL CURRENT ASSETS	2,567.9	2,603.6

PROPERTY, PLANT, AND EQUIPMENT	503.1	527.9
GOODWILL	1,222.7	1,223.2
OTHER ASSETS	818.6	828.6
	$5,112.3	$5,183.3

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings	$.5	$83.3
Current maturities of long-term debt	–	.1
Trade accounts payable	333.6	453.1
Other current liabilities	739.0	947.4
TOTAL CURRENT LIABILITIES	1,073.1	1,483.9

LONG-TERM DEBT	1,720.9	1,444.7
POSTRETIREMENT BENEFITS	676.9	669.4
OTHER LONG-TERM LIABILITIES	475.6	460.5
STOCKHOLDERS' EQUITY	1,165.8	1,124.8
	$5,112.3	$5,183.3

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in Millions)

	Six Months Ended
	June 28, 2009	June 29, 2008

OPERATING ACTIVITIES
Net earnings	$43.2	$164.1
Adjustments to reconcile net earnings to cash flow from operating activities:
Non-cash charges and credits:
Depreciation and amortization	63.1	71.9
Stock-based compensation	15.2	13.2
Amortization of actuarial losses and prior year service costs	5.9	7.1
Restructuring and exit costs	11.9	18.3
Other	(1.4)	1.3
Changes in selected working capital items (net of effects of businesses acquired):
Trade receivables	8.0	(113.1)
Inventories	233.2	58.7
Trade accounts payable	(118.6)	26.8
Other current liabilities	(130.8)	(61.3)
Restructuring spending	(26.1)	(10.2)
Other assets and liabilities	(154.8)	(78.5)
CASH FLOW FROM OPERATING ACTIVITIES	(51.2)	98.3
INVESTING ACTIVITIES
Capital expenditures	(34.5)	(53.8)
Proceeds from disposal of assets	3.0	1.6
Cash outflow associated with purchase of previously acquired business	(1.4)	–
Cash inflow from hedging activities	193.9	40.3
Cash outflow from hedging activities	–	(21.0)
CASH FLOW FROM INVESTING ACTIVITIES	161.0	(32.9)
FINANCING ACTIVITIES
Net decrease in short-term borrowings	(83.8)	(20.6)
Proceeds from issuance of long-term debt (net of debt issue costs of $2.7 and $.3, respectively)	343.1	224.7
Payment on long-term debt	(50.1)	(.1)
Purchase of common stock	(2.2)	(193.4)
Issuance of common stock	0.1	2.3
Cash dividends	(32.6)	(51.1)
CASH FLOW FROM FINANCING ACTIVITIES	174.5	(38.2)
Effect of exchange rate changes on cash	1.9	5.7
INCREASE IN CASH AND CASH EQUIVALENTS	286.2	32.9
Cash and cash equivalents at beginning of period	277.8	254.7
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$564.0	$287.6

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION ABOUT BUSINESS SEGMENTS
(Dollars in Millions)

	Three Months Ended		Six Months Ended
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008

Sales to Unaffiliated Customers:

Power Tools and Accessories	$888.8	$1,127.2	$1,692.2	$2,165.4
Hardware and Home Improvement	190.8	240.3	361.8	451.4
Fastening and Assembly Systems	124.8	183.8	248.9	371.0
Total Reportable Business Segments	1,204.4	1,551.3	2,302.9	2,987.8
Currency Translation Adjustments	(13.0)	90.4	(37.8)	149.7
Consolidated	$1,191.4	$1,641.7	$2,265.1	$3,137.5

Segment Profit (Loss) – for Consolidated, Operating Income before Restructuring and Exit Costs:

Power Tools and Accessories	$57.7	$89.4	$88.7	$175.5
Hardware and Home Improvement	22.1	22.2	29.0	37.8
Fastening and Assembly Systems	7.3	29.8	9.7	59.3
Total Reportable Business Segments	87.1	141.4	127.4	272.6
Currency Translation Adjustments	1.3	11.8	3.4	19.8
Corporate, Adjustments, and Eliminations	(17.5)	(15.5)	(22.1)	(31.8)
Consolidated	$70.9	$137.7	$108.7	$260.6

BASIS OF PRESENTATION:

Business Segments:

The Corporation operates in three reportable business segments: Power Tools and Accessories, Hardware and Home Improvement, and Fastening and Assembly Systems. The Power Tools and Accessories segment has worldwide responsibility for the manufacture and sale of consumer and industrial power tools and accessories, lawn and garden products, and electric cleaning, automotive, lighting, and household products, as well as for product service. In addition, the Power Tools and Accessories segment has responsibility for the sale of security hardware to customers in Mexico, Central America, the Caribbean, and South America; and for the sale of plumbing products to customers outside the United States and Canada. The Hardware and Home Improvement segment has worldwide responsibility for the manufacture and sale of security hardware (except for the sale of security hardware in Mexico, Central America, the Caribbean, and South America). The Hardware and Home Improvement segment also has responsibility for the manufacture of plumbing products and for the sale of plumbing products to customers in the United States and Canada. The Fastening and Assembly Systems segment has worldwide responsibility for the manufacture and sale of fastening and assembly systems.

The profitability measure employed by the Corporation and its chief operating decision maker for making decisions about allocating resources to segments and assessing segment performance is segment profit (for the Corporation on a consolidated basis, operating income before restructuring and exit costs). In general, segments follow the same accounting policies as those described in Note 1 of Notes to Consolidated Financial Statements included in Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008, except with respect to foreign currency translation and except as further indicated below. The financial statements of a segment’s operating units located outside of the United States, except those units operating in highly inflationary economies, are generally measured using the local currency as the functional currency. For these units located outside of the United States, segment sales and elements of segment profit are translated using budgeted rates of exchange. Budgeted rates of exchange are established annually and, once established, all prior period segment data is restated to reflect the current year's budgeted rates of exchange. The amounts included in the preceding table for the Corporation’s business segments and on the line entitled “Corporate, Adjustments, and Eliminations” are reflected at the Corporation’s budgeted rates of exchange for 2009. The amounts included in the preceding table on the line entitled “Currency Translation Adjustments” represent the difference between consolidated amounts determined using those budgeted rates of exchange and those determined based upon the rates of exchange applicable under accounting principles generally accepted in the United States.

Segment profit excludes interest income and expense, non-operating income and expense, adjustments to eliminate intercompany profit in inventory, and income tax expense. In addition, segment profit excludes restructuring and exit costs.  In determining segment profit, expenses relating to pension and other postretirement benefits are based solely upon estimated service costs. Corporate expenses, as well as certain centrally managed expenses, including expenses related to share-based compensation, are allocated to each reportable segment based upon budgeted amounts. While sales and transfers between segments are accounted for at cost plus a reasonable profit, the effects of intersegment sales are excluded from the computation of segment profit. Intercompany profit in inventory is excluded from segment assets and is recognized as a reduction of cost of goods sold by the selling segment when the related inventory is sold to an unaffiliated customer. Because the Corporation compensates the management of its various businesses on, among other factors, segment profit, the Corporation may elect to record certain segment-related expense items of an unusual or non-recurring nature in consolidation rather than reflect such items in segment profit. In addition, certain segment-related items of income or expense may be recorded in consolidation in one period and transferred to the various segments in a later period.

Adoption of New Accounting Standard for FASB Staff Position No. EITF 03-6-1:

As more fully described in Note 1 of Notes to Consolidated Financial Statements included in Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008, the Corporation was required to adopt FASB Staff Position (FSP) No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payments Transactions are Participating Securities (FSP EITF 03-6-1), effective January 1, 2009.  FSP EITF 03-6-1 clarifies whether instruments granted in share-based payment transactions should be included in the computation of earnings per share using the two-class method prior to vesting and requires that all prior-period EPS data presented be adjusted retrospectively.

The Corporation adopted FSP EITF 03-6-1 effective January 1, 2009. Accordingly, basic and diluted earnings per share for the three and six months ended June 29, 2008, have been adjusted to reflect the adoption of FSP EITF 03-6-1.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE:

To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), the Corporation provides additional measures of operating results, net earnings, and earnings per share adjusted to exclude certain costs, expenses, and gains and losses. Also, in addition to measuring its cash flow based upon operating, investing and financing activities classifications established under GAAP, the Corporation also measures its net cash generation. The Corporation believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for its future performance.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Net Cash Generation:

The calculation of net cash generation, which is defined by the Corporation as free cash flow (defined as cash flow from operating activities, less capital expenditures, plus proceeds from the disposal of assets) and cash flows from net investment hedging activities for the three months ended June 28, 2009, and six months ended June 28, 2009 and June 29, 2008, is as follows (dollars in millions):

	Three Months Ended	Six Months Ended
	June 28, 2009	June 28, 2009	June 29, 2008
Cash flow from operating activities	$218.6	$(51.2)	$98.3
Capital expenditures	(14.7)	(34.5)	(53.8)
Proceeds from disposals of assets	2.1	3.0	1.6
Free cash flow	206.0	(82.7)	46.1
Cash inflow from net investment hedging activities	28.1	193.9	40.3
Cash outflow from net investment hedging activities	–	–	(21.0)
Net cash generation	$234.1	$111.2	$65.4

Diluted earnings per share, excluding the restructuring charge, for the full year 2009:

This press release includes a forward-looking statement with respect to management’s expectation that the Corporation’s diluted earnings per share would range from $1.65 to $2.00 for the full year, excluding the impact of the first-quarter restructuring charge of $11.9 million pre-tax ($8.4 million after-tax), or $.14 per share.  Management’s expectation is that the Corporation’s diluted earnings per share would range from $1.51 to $1.86 for the full year, including the impact of the first-quarter restructuring charge.